TriSalus Life Sciences Announces Preliminary Q4 and Full Year Unaudited 2024 Financial Results and Conference Call

•4Q Sales of approximately $8.3 million represent approximately 44% growth versus 2023
•Full year 2024 Sales of approximately $29.4 million represent approximately 59% growth
•4Q Operating Cash Flow of approximately ($5.6) million is a notable improvement compared to ($10.8) million in 3Q
•Company expects to achieve positive full year EBITDA in 2025 and positive Cash Flow during the second half of 2025

Call Scheduled for Thursday, March 27, 2025, at 8:00 a.m. ET

DENVER, Colo. – January 23, 2025 – TriSalus Life Sciences® Inc. (Nasdaq: TLSI), is announcing preliminary unaudited fourth quarter and full year 2024 financial results and details of the upcoming conference call.

Preliminary Unaudited Fourth Quarter and Full Year 2024 Financial Results
Full financial results for the year ended December 31, 2024 are in the process of being finalized, however initial and preliminary results show revenue, driven solely by the TriNav® Infusion System, will be approximately $8.3 million for the fourth quarter of 2024. This represents growth of approximately 44% versus the fourth quarter of 2023.

For the full year 2024, revenue was approximately $29.4 million. This represents growth of approximately 59% versus the full year 2023. This strong momentum is expected to continue in 2025 and, consistent with our previously announced guidance, revenue is expected to grow in excess of 50% in 2025.

Operating Cash Flow in the fourth quarter was approximate ($5.6) million, reflecting a notable improvement compared to the previous quarter amount of ($10.8) million. Consistent with previously announced guidance, the Company expects to achieve positive full year EBITDA in 2025 and positive cash flow during the second half of 2025.

Cash and Cash Equivalents were approximately $8.5 million as of December 31st, 2024. We expect to qualify for an additional $10 million tranche of our existing debt agreement with OrbiMed in the first quarter of 2025 and expect, with the additional $10 million, to have sufficient liquidity to fund operations through 2025.

Conference Call Details
The company will host a conference call and webcast on March 27, 2025, at 8:00 a.m. ET to discuss financial results for the fourth quarter and full year ended December 31, 2024, and provide a business update. A press release detailing the fourth quarter and full year results will be issued prior to the call.

About Preliminary Financial Results
The preliminary results set forth above are unaudited, are based on management’s initial review of the Company’s results for the quarter ended December 31, 2024, and are subject to revision based upon the Company’s year-end closing procedures and the completion and external audit of the Company’s year-end financial statements. Actual results may differ materially from these preliminary unaudited results following the completion of year-end closing procedures, final adjustments or other developments arising between now and the time that the Company’s financial results are finalized. In addition, these preliminary unaudited results are not a comprehensive statement of the Company’s financial results for the quarter and year ended December 31, 2024, should not be viewed as a substitute for full, audited financial statements prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of the Company’s results for any future period.

About TriSalus Life Sciences
TriSalus Life Sciences® is an oncology focused medical technology business providing disruptive drug delivery technology with the goal of improving therapeutic delivery to solid tumors. The Company’s platform includes devices that utilize a proprietary drug delivery technology and a clinical stage investigational immunotherapy. The Company’s two FDA-cleared devices use its proprietary Pressure-Enabled Drug Delivery™ (PEDD™) approach to deliver a range of therapeutics: the TriNav® Infusion System for hepatic arterial infusion of liver tumors as well as other solid tumors and the Pancreatic Retrograde Venous Infusion System for pancreatic tumors. PEDD is a novel delivery approach designed to address the anatomic limitations of infusion into solid tumors. The PEDD approach modulates pressure and flow in a manner that delivers more therapeutic to the tumor and is designed to limit delivery to normal tissue, creating the potential to improve patient outcomes. Nelitolimod, the Company’s investigational immunotherapeutic candidate, is designed to improve patient outcomes by treating the immunosuppressive environment created by many tumors and which can make current immunotherapies ineffective in the liver and pancreas. Patient data generated during Pressure-Enabled Regional Immuno-Oncology™ (PERIO) clinical trials support the hypothesis that nelitolimod delivered via PEDD may have favorable immune effects within the liver and systemically. The target for nelitolimod, TLR9, is expressed across cancer types and the mechanical barriers addressed by PEDD are commonly present as well. Nelitolimod delivered by PEDD will be studied across several indications in an effort to address immune dysfunction and overcome drug delivery barriers in the liver and pancreas.

In partnership with leading cancer centers across the country – and by leveraging deep immuno-oncology expertise and inventive technology development – TriSalus is committed to advancing innovation that improves outcomes for patients. Learn more at trisaluslifesci.com and follow us on X (formerly Twitter) and LinkedIn.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this report, including statements regarding the Company’s financial results for the three months ended December 31, 2024 and the full year ended December 31, 2024, the Company’s belief as to the factors causing the financial results, the Company’s expectation that it will have sufficient liquidity to fund operations through 2025, the Company’s expectations for sales growth, positive full year EBITDA and positive cash flow during 2025, the Company’s ability to access the additional $10 million tranche under its OrbiMed debt facility, are all forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “expect,” “may,” “potential,” “should,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology.

The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including, but not limited to, the risk that our reported financial results will differ from the estimates provided in this press release, the risk that the Company will not be able to achieve its expected sales growth, EBITDA and cash flow during 2025, the risk that the Company will not be able to obtain additional liquidity, the risk that the Company will not continue as a going concern, and other risk factors described in the Company’s filings with the Securities and Exchange Commission, including the section titled “Risk Factors”. See the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 14, 2024 and other filings made with the SEC for a discussion of important factors that may cause the Company’s actual results to differ materially from those expressed or implied by the Company’s forward looking statements. Moreover, the Company operates in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for the Company’s management to predict all risk factors nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.

In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Furthermore, if the Company’s forward-looking statements prove to be inaccurate, the inaccuracy may be material. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For Media Inquiries:
Jeremy Feffer, Managing Director
LifeSci Advisors
917.749.1494
jfeffer@lifesciadvisors.com

For Investor Inquiries:
James Young
Chief Financial Officer
847.337.0655
james.young@trisaluslifesci.com